Exhibit 10.37
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
(Syndication of Commitments)
     This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of March 30, 2007, and is entered into by and among PARAMOUNT PETROLEUM CORPORATION, a Delaware corporation (the “Borrower”), each of the other Obligated Parties signatory hereto, the financial institutions party thereto from time to time as lenders (the “Lenders”), and BANK OF AMERICA, N.A., as a Lender and as administrative agent for the Lenders (in such capacity, the “Agent”).
     WHEREAS, the Borrower, the other Obligated Parties, the Agent, and the Lenders, among others, have entered into that certain Second Amended and Restated Credit Agreement (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”), dated as of February 28, 2007;
     WHEREAS, the Borrower has requested that Banc of America Securities LLC (“BAS”), as the Sole Lead Arranger and Book Manager, arrange for the Commitments under the Credit Agreement to be syndicated to additional financial institutions to be named as “Lenders” under the Credit Agreement and the other Loan Documents and BAS has successfully arranged for such syndication;
     NOW, THEREFORE, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. Initially capitalized terms used but not otherwise defined in this Amendment have the meanings given thereto in the Credit Agreement, as amended hereby.
ARTICLE II
AMENDMENTS
     Section 2.1 Amended Cover Page. The cover page to the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit “A” attached hereto and incorporated by reference.
     Section 2.2 Schedule A-1. Schedule A-1 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Schedule A-1 attached hereto and incorporated by reference.
     Section 2.3 Bank Products. The definition of “Bank Products” set forth in Annex A to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          “‘Bank Products’ means any one or more of the following types of services or facilities extended to any Obligated Party by the Bank, any Lender, or any affiliate of the Bank or any Lender: (a) credit cards; (b) ACH Transactions; (c) cash management, including controlled disbursement services; and (d) Hedge Agreements.”
     Section 2.4 Amendment to Section 1.4. Section 1.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
          “1.4 Bank Products. Without limiting the provisions of Section 7.25, the Obligated Parties may request and the Agent may, in its sole and absolute discretion, arrange for the Obligated Parties to obtain Bank Products from the Bank, any Lender, or any Affiliate of the Bank or any Lender. If Bank Products are provided by the Bank, any Lender, or any Affiliate of the Bank or any Lender, the Obligated Parties agree to indemnify and hold the Agent, the Bank, the Lenders, and all such Affiliates harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank, the Lenders, and all such Affiliates that arise from any indemnity given by the Agent to any such Person related to such Bank Products; provided, however, that nothing contained herein is intended to limit the Obligated Parties’ rights with respect to any of the foregoing Persons, if any, that arise as a result of the execution of documents by and between the Obligated Parties and such Person and that relate to Bank Products. The agreement contained in this Section shall survive the termination of this Agreement and the Payment in Full of all other Obligations. The Obligated Parties acknowledge and agree that the obtaining of Bank Products from the Bank, any Lender, or any Affiliate of the Bank or any Lender: (a) is in the sole and absolute discretion of the Bank, such Lender, or the applicable Affiliate of the Bank or such Lender; and (b) is subject to all rules and regulations of the Bank, such Lender, or the applicable Affiliate of the Bank or such Lender.”
     Section 2.5 Amendment to Section 3.7. Section 3.7 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
          “3.7 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable: (i) solely to the Agent as set forth herein; (ii) to the Agent, for its own benefit, and certain Lenders as set forth in the Fee Letter; (iii) solely to the Letter of Credit Issuer as set forth in Section 2.6, and (iv) to certain Lenders as set forth in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement: first, to pay any fees, indemnities, or expense reimbursements then due to the Agent from the Obligated Parties; second, to pay any fees or expense reimbursements then due to the Lenders from the Obligated Parties; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay to the Agent and/or the applicable Letter of Credit Issuer(s) an aggregate amount equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; seventh, to pay all obligations and liabilities of whatever kind or nature relating to Bank Products; and eighth, to the payment of all other Obligations, if any. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments that it receives to any LIBOR Revolving Loan, except: (a) on the expiration date of the Interest Period applicable to any such LIBOR Revolving Loan; or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans and, in any event, the Obligated Parties shall pay LIBOR breakage losses in accordance with Section 4.4. Each Obligated Party irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that the Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations and to retain proceeds of Collateral or payments and prepayments in respect of the Obligations to Cash Collateralize Letters of Credit and Credit Support during the continuation of an Event of Default, all in such manner as the Agent deems advisable, notwithstanding any entry by the Agent in its records.”
     Section 2.6 Amendment to Section 12.20. Section 12.20 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
          “12.20 Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a “syndication agent” or “co-documentation agent” shall have any right, power, obligation, liability, or responsibility or duty under this Agreement other than those applicable to all Lenders in their capacities as Lenders. Without limiting the generality of the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.”
ARTICLE III
ASSIGNMENT AND ACCEPTANCE
OF COMMITMENTS
     Section 3.1 Definitions. As used in this Article III, “Assignor” means Bank of America, N.A., in its capacity as a Lender, and “Assignee” means each of the other Lenders signatory hereto other than General Electric Capital Corporation.
     Section 3.2 Assignment and Acceptance.
     (a) Subject to the terms and conditions set forth in this Article III, (i) the Assignor hereby sells, transfers and assigns to the Assignees, and (ii) the Assignees hereby purchase, assume and undertake from the Assignor, without recourse and without representation or warranty (except as provided in this Article III) 70.00000% (the “Assigned Share”) of (A) the Commitment of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnity rights of the Assignor under and in connection with the Credit Agreement and the Loan Documents.
          (b) With effect on and after the date of this Amendment, the Assignees shall be parties to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to amount set forth on Schedule A-1 attached hereto. Each Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the date hereof, be reduced to the amount set forth on Schedule A-1 attached hereto for the Assignor and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignees; provided, however, that the Assignor shall not relinquish its rights under Sections 3.8, 4.1(b), and 13.11 of the Credit Agreement to the extent such rights relate to the time prior to the date hereof.
          (c) After giving effect to the assignment and assumption set forth herein, the Assignees’ Commitments will be as set forth on Schedule A-1 attached hereto.
          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $75,000,000.
     Section 3.3 Payments. No Revolving Loans are outstanding on the date of this Amendment. The Agent hereby waives the processing fee required by Section 11.2(b) of the Credit Agreement.
     Section 3.4 Reallocation of Payments. Any interest, fees and other payments accrued to the date hereof with respect to the Assigned Share shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Share shall be for the account of the Assignees in accordance with their respective Pro Rata Shares. The Assignor and each of the Assignees agrees that it will hold in trust for the other party any interest, fees and other amounts that it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts that it may receive promptly upon receipt.
     Section 3.5 Independent Credit Decision. Each Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Obligated Parties, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Amendment; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.
     Section 3.6 Withholding Tax. Each Assignee (a) represents and warrants to the Assignor, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
     Section 3.7 Representations and Warranties.
          (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Amendment and any other documents required or permitted to be executed or delivered by it in connection with this Amendment and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Amendment, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Amendment has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.
          (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Obligated Parties, or the performance or observance by the Obligated Parties, of any of their respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

          (c) Each Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Amendment and any other documents required or permitted to be executed or delivered by it in connection with this Amendment, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Amendment; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Amendment has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of such Assignee, enforceable against such Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.
          (d) Each Assignee represents and warrants that it has read, and hereby acknowledges its obligations under, Sections 12.21(a) and (b) of the Credit Agreement.
     Section 3.8 Further Assurances. The Assignor and each Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Amendment, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, that may be required in connection with the assignment and assumption contemplated hereby.
     Section 3.9 Miscellaneous. All payments made hereunder shall be made without any set-off or counterclaim. Each Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Amendment.
     Section 3.10 New Notes. The Borrower hereby agrees to execute and deliver to each Lender a Revolving Loan Note to evidence the Commitments reflected on Schedule A-1 attached hereto.
ARTICLE IV
MISCELLANEOUS
     Section 4.1 Acknowledgment of the Borrower; Representations and Warranties.
          (a) The Borrower hereby represents and warrants that the execution and delivery of this Amendment and compliance by the Borrower with all of the provisions of this Amendment: (i) are within the powers and purposes of the Borrower; (ii) have been duly authorized or approved by the Borrower; and (iii) when executed and delivered by or on behalf of the Borrower will constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms. The Borrower reaffirms its obligation to pay all amounts due to the Agent or the Lenders under the Loan Documents in accordance with the terms thereof, as modified hereby.
          (b) The Borrower hereby represents and warrants to the Agent and the Lenders that (i) no Default or Event of Default has occurred and is continuing, (ii) the representations and warranties contained herein and in the Credit Agreement, as amended hereby, are true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date (which representations and warranties are true and correct in all material respects as of such date), and (iii) the Borrower is in compliance with all covenants set forth in the Credit Agreement, as amended hereby.
          (c) The Borrower hereby represents and warrants to the Agent and the Lenders that neither the consent of the Term Loan Lenders nor of the Term Loan Agent is required under the terms of either the Second Amended and Restated Intercreditor Agreement or the Term Loan Documents in order to consummate the transactions and amendments contemplated by this Amendment. In the alternative, if any such consent by the Term Loan Lenders or the Term Loan Agent is required, such consent has been obtained and delivered to the Agent, in form and substance satisfactory to the Agent, on or before the date of this Amendment.
     Section 4.2 Loan Documents Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Credit Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect. A breach by the Borrower of the terms of this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement, subject to the terms of Article 9 of the Credit Agreement, which shall apply to this Amendment, mutatis mutandis. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent, for the benefit of the Lenders, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Credit Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.
     Section 4.3 Parties, Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Agent, the Lenders, and their respective successors and assigns.
     Section 4.4 Counterparts. This Amendment may be executed in one or more counterparts and by telecopy, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     Section 4.5 EFFECT OF WAIVER. NO CONSENT OR WAIVER, EXPRESS OR IMPLIED, BY THE AGENT TO OR OF ANY BREACH OF OR DEVIATION FROM ANY COVENANT, DUTY, OR CONDITION SET FORTH IN THE CREDIT AGREEMENT

SHALL BE DEEMED A CONSENT OR WAIVER TO OR OF ANY OTHER BREACH OF OR DEVIATION FROM THE SAME OR ANY OTHER COVENANT, DUTY, OR CONDITION. NO FAILURE ON THE PART OF THE AGENT OR ANY LENDER TO EXERCISE, NO DELAY IN EXERCISING, AND NO COURSE OF DEALING WITH RESPECT TO, ANY RIGHT, POWER, OR PRIVILEGE UNDER THIS AMENDMENT, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, POWER, OR PRIVILEGE UNDER THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, POWER, OR PRIVILEGE. THE RIGHTS AND REMEDIES PROVIDED FOR IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE CUMULATIVE AND NOT EXCLUSIVE OF ANY RIGHTS AND REMEDIES PROVIDED BY LAW.
     Section 4.6 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
     Section 4.7 Expenses of Agent and BAS. Without limiting the terms and conditions of the Loan Documents, the Borrower agrees to pay on demand: (a) all costs and expenses incurred by the Agent and BAS in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including without limitation, the costs and fees of the Agent’s legal counsel; and (b) all costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the costs and fees of the Agent’s legal counsel and the costs and fees associated with any environmental due diligence conducted in relation hereto.
     Section 4.8 Choice of Law; Jury Trial Waiver. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY, IF ANY, IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET, OR OTHERWISE CONCERNING THIS AMENDMENT. Without limiting the applicability of any other provision of the Credit Agreement, the terms of Section 13.3 of the Credit Agreement shall apply to this Amendment.
     Section 4.9 Total Agreement. This Amendment, the Credit Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

“Borrower” and the other “Obligated Parties”:

PARAMOUNT PETROLEUM CORPORATION

By: Name: Title:	/s/ Shai Even Shai Even Vice President and Chief Financial Officer

PARAMOUNT PETROLEUM CORPORATION OF ARIZONA, INC.

By: Name: Title:	/s/ Shai Even Shai Even Vice President and Chief Financial Officer

PARAMOUNT OF OREGON, LLC

By: Name: Title:	/s/ Shai Even Shai Even Vice President and Chief Financial Officer

PARAMOUNT OF WASHINGTON, LLC

By: Name: Title:	/s/ Shai Even Shai Even Vice President and Chief Financial Officer

EDGINGTON OIL COMPANY, LLC

By: Name: Title:	/s/ Shai Even Shai Even Vice President and Chief Financial Officer

ALON ASPHALT BAKERSFIELD, INC.

By: Name: Title:	/s/ Shai Even Shai Even Vice President, Treasurer and Chief Financial Officer

Signature Pages

“Agent” and “Lenders”:

BANK OF AMERICA, N.A., as Agent and as a Lender

By: Name: Title:	/s/ Kevin R. Kelly Kevin R. Kelly Senior Vice President

Signature Pages

GENERAL ELECTRIC CAPITAL CORPORATION

By: Name: Title:	/s/ Rebecca A. Ford Rebecca A. Ford Duly Authorized Signatory

Signature Pages

WELLS FARGO FOOTHILL, LLC

By: Name: Title:	/s/ Dennis King Dennis King Vice President

Signature Pages

BNP PARIBAS

By: Name: Title:	/s/ Jordan Nenoff Jordan Nenoff Director

By: Name: Title:	/s/ Keith Cox Keith Cox Managing Director

Signature Pages

THE CIT GROUP/BUSINESS CREDIT, INC.

By: Name: Title:	/s/ Matthew DeFranco Matthew DeFranco Assistant Vice President

Signature Pages

PNC BANK, NATIONAL ASSOCIATION

By: Name: Title:	/s/ Gregory J. Hall Gregory J. Hall Vice President

Signature Pages

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN)

By: Name: Title:	/s/ D. B. Laughton D. B. Laughton Managing Director

Signature Pages

ALLIED IRISH BANKS, p.l.c

By: Name: Title:	/s/ Martin Chin Martin Chin Senior Vice President

Signature Pages

SIEMENS FINANCIAL SERVICES, INC.

By: Name: Title:	/s/ Mark J. Picillo Mark J. Picillo Vice President

Signature Pages

     The undersigned acknowledges that its consent is not required, but nevertheless does hereby consent to the foregoing Amendment. The undersigned hereby reaffirms its obligations under its Amended and Restated Non-Recourse Guaranty Agreement, Amended and Restated Pledge Agreement, and all other documents executed by it in favor of the Agent and/or the Lenders (collectively, the “Agreements”) and acknowledges and agrees that the Agreements remain in full force and effect and the Agreements are hereby ratified and confirmed.

ALON PARAMOUNT HOLDINGS, INC.

By: Name: Title:	/s/ Shai Even Shai Even Vice President, Treasurer and Chief Financial Officer